SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ETERNAL TECHNOLOGIES GROUP, INC.
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ETERNAL TECHNOLOGIES GROUP, INC.
Suite 04-06, 28/F, Block A, Innotec Tower, 235 Nanjing Road
Heping District, Tianjin, PRC 300100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE   November 15, 2007

TIME   10:00 a.m. Hawaiian Daylight Time

PLACE   Waikiki Beach Marriott Resort & Spa
2552 Kalakaua Avenue
Honolulu, Hawaii 96815

ITEMS OF BUSINESS (1) To elect seven (7) directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

(2)	To approve the adoption of the Eternal Technologies Group, Inc. 2007 Stock Option Plan.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE  Holders of Eternal Technologies common stock of record at the close of business on October 8, 2007 are entitled to vote at the meeting.

ANNUAL REPORT The Company’s 2006 annual report on Form 10-KSB which is not part of the proxy soliciting materials, is included with this document.

PROXY VOTING It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Shareholders may be able to vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

By Order of the Board of Directors

/s/ Jijun Wu

Jijun Wu
Chairman

Tianjin, China
October 12, 2007

TABLE OF CONTENTS

INTRODUCTION
General	4
Matters to be Voted on by Shareholders	4
Proxies	4
Revocation of Proxies	4
Record Date	4
Voting Securities	4
Quorum	5
Voting Procedures	5
PROPOSALS	5
PROPOSAL 1 - ELECTION OF DIRECTORS	5
PROPOSAL 2 - ADOPTION OF ETERNAL TECHNOLOGIES GROUP, INC. 2007 STOCK OPTION PLAN	7
Description of 2007 Plan	7
New Plan Benefits	9
EXECUTIVE COMPENSATION AND OTHER INFORMATION	9
Summary Compensation Table	9
Equity Compensation Plan Information	9
Employment Contracts	9
Compensation of Directors	9
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
CORPORATE GOVERNANCE AND RELATED MATTERS	11
Overview	11
Committees of the Board	11
Board Meetings	11
Codes of Ethics	11
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Fees Paid to Independent Registered Public Accounting Firm	12
Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm	12
OTHER MATTERS	12
Compliance with Section 16(a) of the Securities Exchange Act	12
Certain Relationships and Transactions	12
Submission of Shareholder Proposals	12
Expenses of Solicitation	13

ETERNAL TECHNOLOGIES GROUP, INC.
Suite 04-06, 28/F, Block A, Innotec Tower, 235 Nanjing Road
Heping District, Tianjin, PRC 300100

---------------

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 15, 2007

INTRODUCTION

General

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Eternal Technologies Group, Inc. (the “Company”) for use at the 2007 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at the Waikiki Beach Marriott Resort & Spa, 2552 Kalakaua Avenue, Honolulu, Hawaii 96815 , on November 15,2007, at 10 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about October 19, 2007.

Matters to be Voted on by Shareholders

At the Annual Meeting, the shareholders will vote upon two proposals, (1) the election of directors, and (2) the adoption of the Eternal Technologies Group, Inc. 2007 Stock Option Plan as described further in this Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement.

Proxies

The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted (1) FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, and (2) FOR the adoption of the Stock Option Plan.  If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

Revocation of Proxies

Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Record Date

Shareholders of record at the close of business on October 8, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

Voting Securities

On the Record Date, the total number of shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), outstanding and entitled to vote was 47,073,579.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Procedures

Casting Votes.“Record” shareholders of Common Stock (that is, persons holding Common Stock in their own name in Eternal Technologies’ stock records maintained by our transfer agent, OTC Stock Transfer, Inc, may attend the Annual Meeting and vote in person or complete and sign the accompanying proxy card and return it to Eternal Technologies.

“Street name” shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on that form.

Counting of Votes. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include adoption of stock plans.

Required Vote to Constitute a Quorum and Approve Proposals. Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any other matter.

PROPOSALS

The stockholders are being asked to consider and vote upon two proposals at the Annual Meeting. The following is a summary of the proposals and the voting recommendations of the Board of Directors:

Proposal	Board Recommendation
1 - Election of Directors	FOR
2 - Adoption of Stock Option Plan	FOR

Following is a detailed description of the proposals to be considered by the stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal to be voted on is the election of seven (7) directors. The Board’s nominees are Jijun Wu, Jiansheng Wei, Shien Zhu, Genchang Li, Shicheng Fu, Yuguo Chang and Mika Zhang. Each of the nominees except Mr. Chang and Ms. Zhang are presently serving as a director of the Company. Biographical information about each of the nominees is included in “Director Information” below. If elected, each of the nominees will serve a one-year term and will be subject to reelection next year along with the other directors.

The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

In accordance with the Company’s bylaws, directors are elected by a plurality vote of shares represented and entitled to vote at the Annual Meeting. That means the seven (7) nominees will be elected if they receive more affirmative votes than any other nominees.

The Board of Directors recommends a vote “For” all nominees. Unless marked to the contrary, proxies received from Shareholders will be voted in favor of all nominees.

Director Information

Set out below is certain information concerning our nominees for election as directors of the Company:

Jijun Wu Age: 70 Director since 2002
Mr. Wu has served as President and Chairman of the Board of the Company since 2002. Mr. Wu was a co-founder of the Company’s predecessor, Eternal Technologies Group Ltd. (a British Virgin Islands corporation)(“ETG”) and served as President and Chairman of the Board of ETG from the company’s inception in 2000 until 2002. Prior to forming ETG, Mr. Wu served as President of Sky Dragon Foundation, a Malaysian financial institution, from 1997 to 2000. Mr. Wu previously served as Accountant - General of Tianjin Electronic Bureau, a PRC state-owned electronics company with revenues in excess of $1.5 billion and as a consultant to various multinational corporations entering the PRC market. Mr. Wu is a graduate of China Central Finance & Economics University and holds the designation of Certified Public Accountant in China.

Jiansheng Wei Age: 54 Director since 2002
Mr. Wei has served as Chief Operations Officer and a Director of the Company since 2002. From March 2000 to 2002, Mr. Wei served as Chief Operations Officer and a Director of ETG. From 1998 to 2000, Mr. Wei was the vice-general manager of Towering Industrial Group Ltd, a trading company. Mr. Wei has been engaged in animal husbandry practices and management for over 30 years and has been responsible for operations of several large farms in Inner Mongolia and Hebei Province. Mr. Wei holds a Masters of Business Administration degree from Tianjin Finance & Economics College.

Shien Zhu Age: 50 Director since 2002
Mr. Zhu has served as a Director of the Company since 2002. Mr. Zhu served as a Director of ETG from 2000 to 2002. Since 2001, Mr. Zhu has been a professor at China Agricultural University. From 1996 to 2001, Mr. Zhu was an associate professor at China Agricultural University. Mr. Zhu is also a Associate Professor and Master Director, involved in post doctorate studies, at Kochi University and Ehime University in Japan. Mr. Zhu majored in the area of early embryo vitrification freezing and transfer and mammal adoscuolation in embryo biotechnology. He invented a system of freezing and preservation, not aided by a cooling frigorimeter, which is characterized by low cost, simple operation and a high embryo survival rate. In recent years, he has written more than 40 articles that were published in international and domestic periodicals.

Mr. Genchang Li Age 67 Director since 2004
Mr. Genchang Li is an experienced researcher with Tianjin Social Science Academy. Mr. Li is a pioneer in the development and operation of China’s stock market. When he was working for the municipal government , he was in charge of the review and administration of reorganizations of assets and going public of state owned enterprises. He is engaged in the research of policies for China’s stock market. He was involved in the publication of various instructive essays and books. He was Section Chief in the Economic System Reform Commission of Tianjin Municipal Government from 1985 to 1993 and Vice General Manager of Investment Banking Department of Junan Securities Company from 1994 to 1999. He is a researcher with Tianjin Social Science Academy since 2000.

Shicheng Fu Age 43 Director since 2004
Prof. Fu is a lawyer, Dean of the Law Department , and Supervisor for graduate students of Nankai University. His other professional activities include being a Director of China Law Institute’s Administrative Law Research Society, Guest Researcher of Peking University Public Law Research Center, Adjunct Researcher of State Administrative College Institute’s Administrative Law Research Center, Consultant to the Standing Committee of Tianjin Municipal People’s Congress for legal affairs, Legal Consultant to Tianjin Municipal Government, and Arbitrator of Tianjin Arbitrator Committee, etc.

Prof. Fu attended Nankai University’s Law Department from September 1981 to July 1985. During his last year at the Law Department, the University decided to retain him as a teacher and sent him to China Politics and Law University’s Graduate School for
course study in administrative laws. His advisor was Prof. Ying Songnian, a distinguished legal sholar. He has been teaching at Nankai University since 1985. He has been to Japan and the Republic of Korea for international academic exchanges since 1998.

Yuguo Chang Age 39
Mr. Chang has been associated with the Company since 2002 and is currently serving as an assistant to the Chairman in planning corporate strategy and coordinating company operations. Prior to joining the Company, Mr. Chang served in a similar capacity with several state owned industries in the PRC. Mr. Chang holds a Bachelor of Arts degree from Tianjin Advanced Science Technology Institute where he studied enterprise management and investment strategy.

Mika Zhang Age 32
Ms. Zhang holds a Bachelor of Arts degree from Jilian University in China. For the past three years, she has served as the Chief Executive Officer of P&P Canada, a distribution company in Canada. For the five years prior, she was the marketing manager of Sumjin International, Inc., a Korean company engaged in the manufacturing and production of restaurant equipment.

PROPOSAL 2 - ADOPTION OF 2007 STOCK OPTION PLAN

The Board of Directors of the Company, subject to shareholder approval, intends to adopt the 2007 Stock Option Plan (the “2007 Plan”). The purpose of the 2007 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company.  A copy of the 2007 Plan is attached as Annex A to this Proxy Statement and the description of the 2007 Plan set forth below is qualified in its entirety by reference to the full text of the 2007 Plan.  In addition, the Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.

Description of the 2007 Plan

The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 2007 Plan is 2,000,000 shares.  Shares issuable under the 2007 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2007 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the 2007 Plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2007 Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the 2007 Plan, including, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

Options granted under the 2007 Plan are stock options are not incentive stock options (“Options”). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof.  During an optionee's lifetime, any Options granted under the 2007 Plan are personal to such optionee and are exercisable solely by such optionee.

The Plan Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

(a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; or

(b) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

Upon a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company the sale, or transfer or other disposition of all or substantially all of the Company's assets to an unrelated entity, each, a ("Corporate Transaction"), at the discretion of the Plan Administrator, any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

For federal income tax purposes, the grant to an optionee of an Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of the Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Option. Upon the subsequent sale of the Common Stock received upon exercise of the Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

The Board may amend, alter, suspend, discontinue or terminate the 2007 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2007 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant's consent. Unless terminated earlier by the Board, the 2007 Plan shall terminate upon the earliest to occur of (1) 10 years after the date or which the Board approves the 2007 Plan or (2) the date on which all shares of Common Stock available for issuance under the 2007 Plan shall have been issued as vested shares. Upon such 2007 Plan termination, all Options and unvested stock issuances outstanding under the 2007 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

New Plan Benefits

It is presently not determinable as to whether any benefits or amounts will be received by or allocated to the Company's executive officers, directors or employees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “For” approval of the adoption of the 2007 Plan.  Unless marked to the contrary, proxies received from Shareholders will be voted in favor of the 2007 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 31, 2006 of each person who served as the Company’s Chief Executive Officer during fiscal 2006 and the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2006 (the “Named Officers”).

Name and Principal Position	Year	Salary($)	Annual Compensation Bonus($)	Restricted Stock Awards	Long Term Compensation Stock Options(#)

JiJun Wu	2006	102,600	-0-	30,000	-0-
President and	2005	100,000	-0-	80,000	-0-
Chief Executive Officer	2004	20,000	-0-	80,000	-0-

Equity Compensation Plan Information

Except with respect to the 2007 Plan that is being voted on at the Annual Meeting, the Company presently maintains no equity compensation option plans.

The following table gives information about equity awards under the Company’s existing plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,500,000	$.40	0
Equity compensation plans not approved by security holders	500,000	--	500,000
Warrants issued with sale of shares	1,049,575.40		1,049,575
Warrants issued in exchange for penalties	1,486,867.25		332,478
	5,536,442		1,882,053

Employment Contracts

The Company has no employment agreements with any of its employees other than its corporate secretary, Zhai Rui.

Compensation of Directors

We reimburse all direct costs of attendance to Board meetings by our directors.

No additional compensation of any nature is paid to employee directors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is furnished as of October 1, 2007 to indicate beneficial ownership of shares of the Company’s Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

Name and Address of Beneficial Owner (1)	Shares (2)	Percent of Class (2)

Jijun Wu	1,780,000	3.78%
Jiansheng Wei	653,000	1.45%
Shien Zhu	50,000	*
Genchang Li	50,000	*
Shicheng Fu	50,000	*
Yugo Cheng	30,000	*
Mike Zhang	100,000	*
Zhai Rui	75,100	*
Zheng Shen	30,000	*

All executive officers and directors as a group (8 persons)	2,848,100	6.54%

* Less than 1%.
(1)
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)
Includes shares of Common Stock not outstanding, but which are subject to options, warrants and other convertible securities exercisable or convertible within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)	Address is Suite 04-06, 28/F, Block A Innotec Tower, 235 Nanjing Road, Heping District, Tianjin, PRC 300100.

CORPORATE GOVERNANCE AND RELATED MATTERS

Overview

Our Board of Directors believes that corporate governance practices should be designed to create an environment that encourages and supports optimum shareholder value, compliance with all legal requirements and maintenance of the highest standards of integrity. The Board, in conjunction with senior management, has adopted and adheres to corporate governance practices that they believe promote those goals. Because of our limited financial resources, the limited scope and size of our operations and the difficulty of attracting and retaining independent directors for a small company, our governance procedures, to date, are limited. If we grow, as we expect, we intend to continually review governance practices, applicable state law, the rules and regulations of the SEC and listing standards of exchanges, as well as best practices suggested by recognized governance authorities, with a view to establishing and maintaining appropriate systems, practices and procedures which will further our stated goals.

Committees of the Board

The Company does not presently maintain an audit committee, a compensation committee, a nomination committee or any other committees of its board of directors. Similarly, we do not have an “audit committee financial expert”.

At such time as our Board determines that the size and scope of our operations and our available financial resources warrant such, we expect to seek to add independent directors and to form committees to perform the functions of an audit committee, compensation committee and nominating committee.

Board Meetings

During the year ended December 31, 2006, the Board of Directors held nine formal meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors.

At an appropriate time in the future, the Board intends to evaluate the appointment of a “Lead Independent Director” and the establishment of procedures for conducting regular executive sessions of non-management members of the Board without management present.

Codes of Ethics

The Board of Directors has adopted a Code of Business Ethics covering all officers, directors and employees of the Company. We require all employees to adhere to the Code of Business Ethics in addressing legal and ethical issues encountered in conducting their work. The Code of Business Ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.

The Board of Directors has also adopted a separate Code of Business Ethics for the CEO and Senior Financial Officers. This Code of Ethics supplements our general Code of Business Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

Both the Code of Business Ethics and the Code of Business Ethics for the CEO and Senior Financial Officers are filed as exhibits to Eternal Technologies’ Annual Report on Form 10-KSB for the year ended December 31, 2005 and are available for review at the SEC’s web site at www.sec.gov.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Ham Langston & Brezina, L.L.P. for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and 2005 and fees billed for other services rendered by the firm during the respective periods.

	Fiscal 2006	Fiscal 2005
Audit fees (1)	$151,500	$144,331
Audit related fees (2)	21,530	13,115
Tax fees	-	4,869
All other fees	-	-
Total	$173,030	$162,315

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and other services not explicitly related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

At such time, if ever, as we form an audit committee, we intend that the audit committee will establish a specific policy relating to pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. As we do not presently maintain an audit committee, no such policy has been adopted to date.

OTHER MATTERS

Compliance With Section 16(a) of the Exchange Act

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2006. Based solely on a review of such reports and written statements of its directors, executive officers and shareholders, the Company believes that there are certain deficiencies in the filing of these reports on a timely basis. In addition, (1) the Form 10-KSB for the year-ended December 31, 2005 and (2) the Form 10-QSB for the quarterly period ended March 31, 2006 were also filed late.

Certain Relationships and Transactions

There were no related party transactions in either calendar year 2005 or 2006.

Zhai Rui, the company secretary, is the daughter-in-law of Jijun Wu, the Chairman of the Board.

Submission of Shareholder Proposals

In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company’s 2008 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than March 31, 2008. If the Company receives notice of a shareholder proposal after March 31, 2008, persons named as proxies for the 2007 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal at such meeting.

Expenses of Solicitation

All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

/s/ Jijun Wu
Chairman

Tianjin, China
October 12, 2007

Exhibit A

ETERNAL TECHNOLOGIES GROUP, INC.
2007 STOCK OPTION PLAN

This 2007 Stock Option Plan sets forth the provisions of the 2007 Stock Option Plan.

ARTICLE I
ESTABLISHMENT AND PURPOSE

I.1 Establishment. Eternal Technologies Group, Inc., a Nevada corporation ("Company"), hereby establishes a Non-Qualified stock option plan for employees, independent contractors and consultants providing material services other than those independent contractors and consultants involved capital-raising activities including fundraising public relations, to the Company and its present and future subsidiaries which shall be known as the "2007 STOCK OPTION PLAN" (the "Plan"). None of the options issued to employees pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Options issued pursuant to the Plan shall constitute non-qualified options.

I.2 Purpose. The purpose of this Plan is to enhance shareholder investment by attracting, retaining and motivating key employees, independent contractors and consultants of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company's success.

ARTICLE II
DEFINITIONS

II.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

(a) "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code, as amended.

(c) "Committee" shall mean the Committee provided by Article IV hereof, which may be created at the discretion of the Board.

(d) "Company" means Eternal Technologies Group, Inc. Corporation, a Nevada corporation.

(e) "Consultant" means any person or entity, including a Parent Corporation or a Subsidiary Corporation, who provides services (other than as an Employee) to the Company, a Parent Corporation or a Subsidiary Corporation, and shall include independent contractors, Non-Employee Officers and Non-Employee Directors, as defined subsequently.

(f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to Section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

(g) "Employee" means any person, including an officer or director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

(i) Otherwise, Fair Market Value shall be an amount, not less than book value, determined by the Board, such determination to be final and binding on the Holder.

(h) "Non-Employee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

(h) "Non-qualified Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Non-qualified Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

(i) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be a Non-qualified Option.

(j)	"Optionee" means an Employee or Consultant holding an Option under the Plan.

(k)	“Option Prices” shall mean the fair market value per share determined by the closing share price of the Company’s common stock for the three trading days prior to the grant of the option.

(l) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(m) "Subsidiary Corporation" shall have the meaning set forth in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(n) "Significant Shareholder" means an individual who, within the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

(o) "Stock" means the $.001 par value common stock of the Company.

II.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

III.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Non-qualified Options under the Plan. All Consultants are eligible to participate in this Plan and receive Non-qualified Options hereunder. Optionees in the Plan shall be selected by the Board, in its sole discretion, from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

ARTICLE IV
ADMINISTRATION

IV.1 Administration. The Board shall be responsible for administering the Plan.

(a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

(b) At the discretion of the Board, this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than two members of the Board. The members of such Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. At such time as the Company has any class of equity security which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, the Committee shall consist solely of two or more Non-Employee Directors as that term is defined in Rule 16b-3 under that Act. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of this Plan.

(c) If the Committee has been appointed, the Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

(d) Where the Committee has been created by the Board, references in this Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

(e) The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

ARTICLE V
STOCK SUBJECT TO THE PLAN

V.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan upon exercise of Non-Qualified Options shall be 2,000,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or Shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

V.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

V.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

ARTICLE VI
DURATION OF THE PLAN

VI.1 Duration of the Plan. Subject to approval of shareholders, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

ARTICLE VII
TERMS OF STOCK OPTIONS

VII.1 Grant of Options. Subject to Section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant.

(a) The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

VII.2 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the non-transferability provisions required by Section 10.2 hereof and specifies: whether the Option is a Non-qualified Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

(a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

(i) Term. The duration of the Option shall be five years from the date of grant.

(ii) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option specified hereafter, based on the services performed by the Optionee's number of years of continuous service with the Company or a Subsidiary Corporation from the date on which the Option is granted. The Optionee may exercise his Option in its entirety anytime.

VII.3 Option Price. The Option Price has been determined by the Board of Directors, to be 61.6 cents. The Option exercise price shall be subject to adjustment as provided in Section 5.3 above.

VII.4 Term of Options. Each Option shall expire at such time as the Board shall determine when it is granted, provided however that under no circumstances shall a Non-qualified Option be exercisable later than the fifth anniversary date of its grant.

VII.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

VII.6 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or (ii) if acceptable to the Board, in Stock or in some other form.

ARTICLE VIII
WRITTEN NOTICE, ISSUANCE OF STOCK
CERTIFICATES, SHAREHOLDER PRIVILEGES

VIII.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

VIII.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a permitted nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

VIII.3 Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

ARTICLE IX
TERMINATION OF EMPLOYMENT OR SERVICES

IX.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

IX.2 Termination other than for Cause or Due to Death. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code § 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

(a) In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a Corporation to the Company, shall not be considered a termination of employment for purposes of this Plan.

(b) The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

IX.3 Termination for Cause. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall terminate upon notice of termination for cause.

ARTICLE X
RIGHTS OF OPTIONEES

X.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation, or upon any Consultant any right to continue to provide services to the Company or a Subsidiary Corporation.

X.2 Non-transferability. All Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

ARTICLE XI
OPTIONEE-EMPLOYEE'S TRANSFER
OR LEAVE OF ABSENCE

XI.1 Optionee-Employee's Transfer or Leave of Absence. For purposes of this Plan:

(a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

(b) A leave of absence for such an Optionee which is duly authorized in writing by the Company or a Subsidiary Corporation shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

ARTICLE XII
AMENDMENT, MODIFICATION, AND
TERMINATION OF THE PLAN

XII.1 Amendment, Modification, and Termination of the Plan.

(a) The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

(i) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

(ii) change the class of Employees or Consultants eligible to receive Options;

(b) No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

ARTICLE XIII
ACQUISITION, MERGER OR LIQUIDATION

XIII.1 Acquisition.

(a) In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share.

(b) For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

(c) Where the Company does not exercise its option under this Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

XIII.2 Merger or Consolidation. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

XIII.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

ARTICLE XIV
SECURITIES REGISTRATION

XIV.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

XIV.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

ARTICLE XV
TAX WITHHOLDING

XV.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.

ARTICLE XVI
INDEMNIFICATION

XVI.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

ARTICLE XVII
REQUIREMENTS OF LAW

XVII.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

XVII.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Nevada.

ARTICLE XVIII
EFFECTIVE DATE OF PLAN

XVIII.1 Effective Date. The Plan shall be effective on October 31, 2007.

ARTICLE XIX
NO OBLIGATION TO EXERCISE OPTION

XIX.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

ARTICLE XX
STOCKHOLDER APPROVAL

XX.1 Stockholder Approval. This Plan shall be
submitted for approval and ratification by a vote of the holders of a majority of the shares of Common Stock of the Company no later than the next annual meeting of shareholders and shall not affect the validity of any Option issued under this Plan.

THIS 2007 STOCK OPTION PLAN was adopted by the Board of Directors of Eternal Technologies Group, Inc. on October 1, 2007 to be effective on that date.

Eternal Technologies Group, Inc.

By:	/s/ JiJun Wu
JiJun Wu, Chairman of the Board of Directors